Schedule 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Schedule 13D filed herewith is filed jointly. This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of February 2019.

Neuberger Berman Group LLC

/s/Brad Cetron
By: Brad Cetron
Deputy General Counsel

Neuberger Berman Investment Advisers Holdings LLC

/s/Brad Cetron
By: Brad Cetron
Deputy General Counsel

Neuberger Berman Investment Advisers LLC

/s/Brad Cetron
By: Brad Cetron
Deputy General Counsel

/s/Benjamin Nahum
Benjamin Nahum